Exhibit 10.1(g)

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 is made by and between AMARILLO BIOSCIENCES, INC., a Texas corporation, inclusive of any Affiliates or subsidiaries (“ABI”) and STEPHEN T. CHEN, Ph.D. (“EMPLOYEE”) to that certain Employment Agreement between the parties made effective January 1, 2021 (“Agreement”).

1.
All references to “Chairman, President, CEO, and CFO” shall be deleted and be replaced by “Senior Scientific Advisor” for the purposes of Employee’s employment only. For the avoidance of doubt, the deletion of the herein references shall not constitute a resignation or removal of any officer position that Employee may hold now or in the future.

2.
Notwithstanding the foregoing paragraph 1, Employee may serve in any capacity as an officer of ABI as determined by ABI’s Board of Directors and Article III of ABI’s Bylaws.

3.
All other terms and conditions under the Agreement not expressly amended or modified by this amendment shall continue in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer on the day and year first above written.

	Amarillo Biosciences, Inc.		EMPLOYEE:
By:	/s/ John Junyong Lee	By:	/s/ Stephen T. Chen
	John Junyong Lee		Dr. Stephen T. Chen, Ph.D.
Secretary

Date:	January 19, 2021	Date:	January 19, 2021

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
January 19, 2021
Page [Insert Page Number] of 1